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                                                                 Exhibit 10.2

                                                              Execution Copy



_____________________________________________________________________________



                           NOTE PURCHASE AGREEMENT

                                    among

                    NORDSTROM CREDIT CARD RECEIVABLES LLC,
                                as Transferor,

                                 NORDSTROM fsb,
                                 as Servicer,

                                      and

                            NORDSTROM CREDIT, INC.,
                                 as Purchaser

                          Dated as of March 1, 2004




_____________________________________________________________________________


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                              TABLE OF CONTENTS
                                                                         Page
                                                                         ----
                                 ARTICLE ONE

                                 DEFINITIONS

Section 1.01.  Certain Defined Terms....................................... 1
Section 1.02.  Other Definitional Provisions................................5

                                 ARTICLE TWO

                               PURCHASE AND SALE

Section 2.01.  Purchase and Sale of the Series 2004-1 Notes.................7
Section 2.02.  Initial Purchase Price.......................................7
Section 2.03.  Incremental Fundings.........................................7
Section 2.04.  Extension of Purchase Expiration Date........................7
Section 2.05.  Reduction or Increase of the Series 2004-1 Maximum
               Principal Balance............................................7
Section 2.06.  Determination of Monthly Interest............................8

                                 ARTICLE THREE

                                    CLOSING

Section 3.01.  Closing......................................................9
Section 3.02.  Transactions to be Effected at the Closing...................9

                                  ARTICLE FOUR

            CONDITIONS PRECEDENT TO PURCHASE ON THE CLOSING DATE

Section 4.01.  Performance by the Transferor, the Issuer and the
               Servicer....................................................10
Section 4.02.  Representations and Warranties..............................10
Section 4.03.  Corporate Documents.........................................10
Section 4.04.  Opinions of Counsel to Nordstrom fsb and the Transferor.....10
Section 4.05.  Opinions of Counsel to the Owner Trustee....................10
Section 4.06.  Opinions of Counsel to the Indenture Trustee................10
Section 4.07.  Financing Statements........................................10
Section 4.08.  Documents...................................................11
Section 4.09.  No Actions or Proceedings...................................11
Section 4.10.  Approvals and Consents......................................11
Section 4.11.  Officer's Certificates......................................11
Section 4.12.  Documents Relating to Credit Enhancement....................11

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                                                                         Page
                                                                         ----
Section 4.12.  Accounts....................................................11
Section 4.13.  Other Documents.............................................11

                                 ARTICLE FIVE

           REPRESENTATIONS AND WARRANTIES OF THE NORDSTROM PARTIES

Section 5.01.  Transfer and Servicing Agreement............................12
Section 5.02.  Corporate Existence and Power...............................12
Section 5.03.  Corporate and Governmental Authorization; Contravention.....12
Section 5.04.  Binding Effect..............................................13
Section 5.05.  No Conflict.................................................13
Section 5.06.  No Proceedings..............................................13
Section 5.07.  Transferor Amount...........................................13
Section 5.08.  No Pay Out Event............................................13
Section 5.09.  Accuracy of Information.....................................13
Section 5.10.  Taxes.......................................................13
Section 5.11.  Use of Proceeds.............................................14
Section 5.12.  Value.......................................................14
Section 5.13.  ERISA.......................................................14
Section 5.14.  Place of Business...........................................14
Section 5.15.  Investment Company..........................................14
Section 5.16.  No Liens....................................................14
Section 5.17.  Authorization...............................................14
Section 5.18.  No Amendments...............................................14
Section 5.19.  No Claims...................................................14
Section 5.20.  Agreements Enforced.........................................14
Section 5.21.  Series 2004-1 Notes.........................................15
Section 5.22.  Issuer Existence and Authorization..........................15
Section 5.23.  Financial Condition of Nordstrom Parties....................15

                                  ARTICLE SIX

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 6.01.  Organization................................................16
Section 6.02.  Authority, Etc..............................................16
Section 6.03.  Securities Act..............................................16

                                ARTICLE SEVEN

                                   COVENANTS

Section 7.01.  Affirmative Covenants of the Nordstrom Parties..............17

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Section 7.02.  Covenants...................................................20
Section 7.03.  Negative Covenants of the Nordstrom Parties.................20

                                ARTICLE EIGHT

                             ADDITIONAL COVENANTS

Section 8.01.  Legal Conditions to Closing.................................22
Section 8.02.  Expenses....................................................22
Section 8.03.  Mutual Obligations..........................................22
Section 8.04.  Restrictions on Transfer....................................22
Section 8.05.  Consents, Etc...............................................22

                                 ARTICLE NINE

                               INDEMNIFICATION

Section 9.01.  Indemnities by the Nordstrom Parties........................23
Section 9.02.  Procedure...................................................24
Section 9.03.  Defense of Claims...........................................25
Section 9.04.  Indemnity for Taxes and Expenses............................25
Section 9.05.  Costs, Expenses and Taxes...................................26

                                 ARTICLE TEN

                                 MISCELLANEOUS

Section 10.01.  Waivers and Amendments.....................................28
Section 10.02.  Notices....................................................28
Section 10.03.  Binding Effect; Assignability..............................28
Section 10.04.  GOVERNING LAW..............................................28
Section 10.05.  No Proceedings.............................................28
Section 10.06.  Execution in Counterparts..................................29
Section 10.07.  No Recourse                                                29
Section 10.08.  Limited Recourse                                           29
Section 10.09.  Survival                                                   29
Section 10.10.  Tax Characterization                                       29
Section 10.11.  Nonpetition Covenant                                       29
Section 10.12.  Notice to Rating Agencies                                  29

                                      iii

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     This NOTE PURCHASE AGREEMENT, dated as of March 1, 2004, is among
Nordstrom Credit Card Receivables LLC, Nordstrom fsb and Nordstrom Credit,
Inc.

     The parties hereto agree as follows:

                                 ARTICLE ONE

                                DEFINITIONS

Section 1.01. Certain Defined Terms. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

"Agreement" means this Note Purchase Agreement.

"Applicable Indemnifying Party" means Nordstrom fsb or the Transferor, as applicable, with respect to the indemnity to be provided pursuant to Article Nine.

"Assignment and Acceptance" means an assignment and acceptance agreement entered into by the Purchaser and a permitted assignee, pursuant to which such assignee may become a party to this Agreement.

"Benefit Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, a plan, as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, and any entity deemed to hold plan assets of any of the foregoing by reason of an employee benefit plan's or plan's investment in the entity or otherwise under ERISA.

"Class A Incremental Funded Amount" means the amount of the increase in the Class A Invested Amount occurring as a result of any Incremental Funding.

"Class A Initial Principal Balance" means $182,000,000.

"Class A Initial Purchase Price" means an amount equal to 100% of the Class A Initial Principal Balance.

"Class A Invested Amount" means, at any time, the Class A Note Principal Balance at such time; provided, that any reduction of the Class A Invested Amount shall be restored in the amount of any Collections or other payments received and applied to pay principal of the Class A Notes if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

"Class A Maximum Principal Balance" means $182,000,000, as such amount may be increased or decreased from time to time in accordance with Section 2.05.

"Class A Note Principal Balance" has the meaning specified in the Indenture Supplement.

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"Class A Notes" means the Series 2004-1 Asset Backed Variable Funding Notes,
Class A in the Class A Maximum Principal Balance to be issued by the Issuer pursuant to the Indenture.

"Class B Incremental Funded Amount" means the amount of the increase in the Class B Invested Amount occurring as a result of any Incremental Funding.

"Class B Initial Principal Balance" means $18,000,000.

"Class B Initial Purchase Price" means an amount equal to 100% of the Class B Initial Principal Balance.

"Class B Invested Amount" means, at any time, the Class B Note Principal Balance at such time; provided, that any reduction of the Class B Invested Amount shall be restored in the amount of any Collections or other payments received and applied to pay principal of the Class B Notes if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

"Class B Maximum Principal Balance" has the meaning specified in the Indenture Supplement.

"Class B Note Principal Balance" has the meaning specified in the Indenture Supplement.

"Class B Notes" means the Series 2004-1 Asset Backed Variable Funding Notes, Class B in the Class B Maximum Principal Balance to be issued by the Issuer pursuant to the Indenture.

"Class B Required Amount" means the product of the (i) Required Subordination Percentage and (ii) Series 2004-1 Principal Balance.

"Closing" has the meaning specified in Section 3.01.

"Closing Date" has the meaning specified in Section 3.01.

"Code" has the meaning specified in the Transfer and Servicing Agreement.

"ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and the rulings issued thereunder.

"ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

"Fee Letter" means the letter agreement, dated March 31, 2004, between the Servicer and the Purchaser setting forth certain fees payable in connection with the purchase of the Series 2004-1 Notes by the Purchaser.

                                      2

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"Federal Bankruptcy Code" means Title 11 of the United States Code.

"Governmental Actions" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

"Governmental Authority" means the United States, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

"Governmental Rules" means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

"Increase Conditions" has the meaning specified in the Indenture Supplement.

"Incremental Funding" means an increase in the Note Principal Balance in accordance with a Principal Balance Increase pursuant to Section 4.09 of the Indenture Supplement and Section 2.03 hereof.

"Incremental Funding Date" means the date on which an Incremental Funding occurs.

"Indemnified Amounts" means any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Purchaser) and disbursements of an Indemnified Party with respect to the indemnity to be provided by the Applicable Indemnifying Party pursuant to Article Nine.

"Indemnified Party" means the Purchaser and any of its officers, directors and employees with respect to the indemnity to be provided by the Applicable Indemnifying Party pursuant to Article Nine.

"Indenture" means the Master Indenture, as supplemented by the Indenture Supplement.

"Indenture Supplement" means the Indenture Supplement, dated as of March 1, 2004, between the Issuer and the Indenture Trustee, which supplements the Master Indenture as it relates to the Series 2004-1 Notes.

"Indenture Trustee" means Wells Fargo Bank, National Association, as successor-by-merger to Wells Fargo Bank Minnesota, National Association, as Indenture Trustee under the Indenture.

"Issuer" means Nordstrom Credit Card Master Note Trust.

"Master Indenture" means the Master Indenture, dated as of April 1, 2002, between the Issuer and the Indenture Trustee.


                                      3

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"Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any Nordstrom Party, (ii) the ability of any Nordstrom Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Series Document or (iv) the collectibility of the Receivables generally or of any material portion of the Receivables.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

"NCI" means Nordstrom Credit, Inc.

"Nordstrom Parties" means Nordstrom fsb and the Transferor.

"Note Principal Balance" has the meaning set forth in the Indenture
Supplement.

"Notice of Incremental Funding" means a written notice of a Principal Balance Increase Request substantially in the form of Exhibit D to the Indenture Supplement.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Potential Pay Out Event" means an event which but for the lapse of time, the giving of notice or both, would constitute a Pay Out Event.

"Purchase Expiration Date" means the earlier of the date (i) which is 364 days from the date of this Agreement, as such date may from time to time be extended in accordance with Section 2.04 and (ii) on which the Early Amortization Period commences.

"Purchaser" means NCI.

"Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of April 1, 2002, between Nordstrom fsb and the Transferor.

"Required Subordination Percentage" has the meaning set forth in the Indenture Supplement.

"Requirement of Law" for any Person shall mean the charter, certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

"Securities Act" means the Securities Act of 1933.

"Series Documents" means the Transfer and Servicing Agreement, the Indenture Supplement, the Master Indenture, the Receivables Purchase Agreement, the Fee Letter and this Agreement.

                                      4

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"Series 2004-1 Incremental Funded Amount" means the sum of the (i) Class A
Incremental Funded Amount and (ii) Class B Incremental Funded Amount.

"Series 2004-1 Initial Principal Balance" means the sum of the (i) Class A Initial Principal Balance and (ii) Class B Initial Principal Balance.

"Series 2004-1 Initial Purchase Price" means an amount equal to 100% of the Series 2004-1 Initial Principal Balance.

"Series 2004-1 Invested Amount" means the sum of the (i) Class A Invested Amount and (ii) Class B Invested Amount.

"Series 2004-1 Maximum Principal Balance" means an amount equal to the sum of the (i) Class A Maximum Principal Balance and (ii) Class B Maximum Principal Balance.

"Series 2004-1 Notes" means the Class A Notes and the Class B Notes.

"Servicer" means Nordstrom fsb, in its capacity as Servicer, or any Successor Servicer appointed in accordance with the terms of the Transfer and Servicing Agreement and the Indenture Supplement.

"Third Party Claim" means any claim made by any Person against the Indemnified Party.

"Transfer and Servicing Agreement" means the Transfer and Servicing Agreement dated as of April 1, 2002, among the Transferor, the Servicer and the Indenture Trustee.

"Transferor" means Nordstrom Credit Card Receivables LLC.

"Transferor's Account" means the Transferor's account no. 375-192-7329, titled "Nordstrom Credit Card Receivables LLC", ABA# 111000012.3, maintained at the Indenture Trustee (or such other account as may from time to time be specified by the Transferor in a notice to the Purchaser).

Section 1.02.  Other Definitional Provisions.

(a) All capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Transfer and Servicing Agreement, as the case may be. If a term used herein is defined in both the Indenture and the Transfer and Servicing Agreement, it shall have the meaning set forth in the Indenture.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

                                      5

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(c)     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular,
(ii) references to this Agreement include all Schedules and Exhibits hereto, if any, (iii) references to words such as "herein", "hereof" "hereunder" and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iv) references to an Article or Section such as "Article One" or "Section 1.01" and the like shall refer to the applicable Article or Section of this Agreement, (v) the term "include" and all variations thereof shall mean "include without limitation",
(vi) the term "or" shall include "and/or", (vii) the term "proceeds" shall have the meaning ascribed to such term in the UCC, (viii) Section, subsection and Schedule, as applicable, references contained in this Agreement are references to Sections, subsections and Schedules in or to this Agreement unless otherwise specified, (ix) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein and (x) references to a Person are also to its successors and permitted assigns.

                                      6

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                                  ARTICLE TWO

                               PURCHASE AND SALE

Section 2.01. Purchase and Sale of the Series 2004-1 Notes. On the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations, warranties and agreements herein set forth, at the Closing the Transferor shall sell to the Purchaser, and the Purchaser shall purchase, the Series 2004-1 Notes in an initial principal amount equal to the Series 2004-1 Initial Principal Balance.

Section 2.02. Initial Purchase Price. The Series 2004-1 Notes shall be purchased at a price equal to the Series 2004-1 Initial Purchase Price.

Section 2.03.  Incremental Fundings.

(a) Subject to the terms and conditions of this Agreement and the Indenture Supplement, from time to time prior to the Purchase Expiration Date upon receipt by the Purchaser of a Notice of Incremental Funding, the Purchaser, in its sole and absolute discretion, may make Incremental Fundings.

(b) Each Incremental Funding shall be subject to the following conditions precedent that:

     (i)     the Increase Conditions shall have been satisfied;

     (ii) the Transferor and the Servicer shall be in compliance in all material respects with all of their respective covenants contained in the Series Documents; and

     (iii) at least three Business Days prior to the Incremental Funding Date, the Purchaser shall have received a Notice of Incremental Funding.

(c) Each Incremental Funding shall be requested in an aggregate principal amount of $2,000,000 and integral multiples of $500,000 in excess thereof; provided, that an Incremental Funding may be requested in the entire remaining Series 2004-1 Maximum Principal Balance.

(d) The purchase price of each Incremental Funding shall equal 100% of the Series 2004-1 Incremental Funded Amount and shall be paid not later than 1:00 p.m. New York City time on the Incremental Funding Date by wire transfer of immediately available funds to the Transferor's Account.

Section 2.04. Extension of Purchase Expiration Date. The parties to this Agreement may mutually agree in writing to the extension of the Purchase Expiration Date to a date no later than 364 days following the date of such extension. The Transferor may request such an extension no earlier than 60 days prior to the then applicable Purchase Expiration Date and the Purchaser will respond to such request no later than the later of 30 days following such request or the date which is 30 days' prior to the then-applicable Purchase Expiration Date.

Section 2.05. Reduction or Increase of the Series 2004-1 Maximum Principal Balance.

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(a)     The Transferor may reduce in whole or in part the Series 2004-1
Maximum Principal Balance (but not below the Series 2004-1 Invested Amount) by giving the Purchaser written notice thereof at least ten Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an aggregate amount of $2,000,000 or any integral multiples of $500,000 in excess thereof.

(b) The Transferor may request an increase in the Series 2004-1 Maximum Principal Balance by written notice to the Purchaser at least 30 days before the date on which such increase is requested to become effective. No such increase will take effect with respect to any Note unless the Purchaser agrees thereto.

Section 2.06.  Determination of Monthly Interest.

(a)     Interest on the Series 2004-1 Notes will be determined pursuant to
Section 4.02 of the Indenture Supplement.

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                                ARTICLE THREE

                                   CLOSING

Section 3.01. Closing. The closing (the "Closing") of the purchase and sale of the Series 2004-1 Notes shall take place at 10:00 a.m., New York City time, at the offices of Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104, on March 31, 2004, or if the conditions to closing set forth in Article Four of this Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties hereto shall agree upon (the date of the Closing being referred to herein as the "Closing Date").

Section 3.02. Transactions to be Effected at the Closing. At the Closing, the Series 2004-1 Notes will be delivered to or upon the order of the Purchaser. The Series 2004-1 Initial Purchase Price to be paid by NCI will be credited, in the form of the forgiveness of debt owed by the Bank (the Transferor's sole economic member) to NCI. The amount of debt owed by the Bank to NCI that will be forgiven will be an amount equal to the Series 2004-1 Initial Purchase Price.

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                                 ARTICLE FOUR

                           CONDITIONS PRECEDENT TO
                         PURCHASE ON THE CLOSING DATE

     The purchase by the Purchaser of the Series 2004-1 Notes is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Purchaser in its sole discretion):

Section 4.01. Performance by the Transferor, the Issuer and the Servicer. All the terms, covenants, agreements and conditions of the Series Documents to be complied with and performed by the Transferor, the Issuer and the Servicer at or before the Closing shall have been complied with and performed in all material respects.

Section 4.02. Representations and Warranties. Each of the representations and warranties of the Transferor, the Issuer and the Servicer made in the Series Documents shall be true and correct in all material respects as of the time of the Closing (except to the extent they expressly relate to an earlier or later time).

Section 4.03. Corporate Documents. The Purchaser shall have received copies of (a) the (i) charter documents and by-laws of Nordstrom fsb, (ii) Board of Directors resolutions of Nordstrom fsb with respect to the Series Documents and (iii) incumbency certificate of Nordstrom fsb, each certified by appropriate corporate authorities and (b) the (i) certificate of formation and good standing certificate of the Transferor, (ii) charter documents of the Transferor, (iii) Board of Directors resolutions of the Transferor with respect to the Series Documents and (iv) incumbency certificate of the Transferor, each certified by appropriate authorities.

Section 4.04. Opinions of Counsel to Nordstrom fsb and the Transferor. Counsel to Nordstrom fsb and the Transferor shall have delivered to the Purchaser favorable opinions, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser and addressed to the Purchaser.

Section 4.05. Certificate of the Owner Trustee. The Owner Trustee shall have delivered to the Purchaser an Officer's Certificate, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser.

Section 4.06. Certificate of the Indenture Trustee. The Indenture Trustee shall have delivered to the Purchaser an Officer's Certificate, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser.

Section 4.07. Financing Statements. The Purchaser shall have received evidence satisfactory to it of the completion of all recordings, registrations and filings as may be necessary or, in its opinion, desirable to perfect or evidence (i) the assignments by Nordstrom fsb to the Transferor and by the Transferor to the Issuer of their respective ownership interests in the Receivables and the proceeds thereof and (ii) the security interest granted by the Issuer to the Indenture Trustee in the Receivables and the proceeds thereof, including:

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     (i)     acknowledgment copies of all UCC financing statements and
assignments that have been filed in the offices of the Secretary of State of the applicable States and in the appropriate office or offices of such other locations as may be appropriate and

     (ii) certified copies of requests for information (Form UCC-1) (or a similar search report certified by parties acceptable to the Purchaser and its counsel) dated a date reasonably near the Closing Date and listing all effective financing statements which name Nordstrom fsb, the Transferor or the Issuer, as seller, assignor or debtor and which are filed in all jurisdictions in which the filings were or will be made, together with copies of such financing statements.

Section 4.08. Documents. The Purchaser shall have received a duly executed counterpart of each of the Series Documents and each and every document or certification delivered by any party in connection with any of such agreements, and each such document shall be in full force and effect.

Section 4.09. No Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Series Documents and the documents related thereto in any material respect.

Section 4.10. Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series Documents and the other documents related thereto shall have been obtained or made.

Section 4.11. Officer's Certificates. The Purchaser shall have received Officer's Certificates from the Transferor, the Issuer and the Servicer in form and substance reasonably satisfactory to the Purchaser, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 4.01 and 4.02 with respect to the Transferor, the Issuer and the Servicer, respectively.

Section 4.12.  Documents Relating to Credit Enhancement.

(a) The Purchaser shall have received evidence that the Class B Initial Principal Balance is at least equal to the Class B Required Amount.

Section 4.13. Accounts. The Purchaser shall have received evidence that the Collection Account and the Special Funding Account have been established in accordance with the terms of the Indenture.

Section 4.14. Other Documents. The Transferor shall have furnished to the Purchaser such other information, certificates and documents as the Purchaser may reasonably request.

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                                 ARTICLE FIVE

            REPRESENTATIONS AND WARRANTIES OF THE NORDSTROM PARTIES

     Each Nordstrom Party hereby makes the following representations and warranties to the Purchaser, as to itself, as of the Closing Date and as of each Incremental Funding Date, and the Purchaser shall be deemed to have relied on such representations and warranties in purchasing the Series 2004-1 Notes on the Closing Date and in making (or committing to make) each Incremental Funding on each Incremental Funding Date. The representations and warranties set forth in this Article shall survive the sale of the Series 2004-1 Notes to the Purchaser. Upon discovery by either Nordstrom Party or the Purchaser of a breach of any of the following representations and warranties, the party discovering such breach shall give prompt written notice to the other. Any document, instrument, certificate or notice delivered to the Purchaser hereunder shall be deemed to be a representation and warranty by such Nordstrom Party.

Section 5.01. Transfer and Servicing Agreement. The Transferor repeats and reaffirms to the Purchaser the representations and warranties of the Transferor set forth in Sections 2.03 and 2.04 of the Transfer and Servicing Agreement and represents and warrants that such representations and warranties are true and correct. Nordstrom fsb repeats and reaffirms to the Purchaser the representations, warranties and covenants of the, Servicer set forth in Section 3.03 of the Transfer and Servicing Agreement and represents and warrants that all such representations and warranties are true and correct.

Section 5.02. Corporate Existence and Power. The Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Nordstrom fsb is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States. Each Nordstrom Party has all power, authority and legal right and all material governmental licenses, authorizations, consents and approvals required to own its properties and conduct its business as such properties are presently owned and such business is presently conducted in each jurisdiction in which it presently owns properties and presently conducts its business, and to, as applicable, execute and deliver each Series Document to which it is a party. Each Nordstrom Party is duly qualified to do business and is in good standing (or is exempt from such requirements) in any jurisdiction in which the nature of its business requires it to be so qualified.

Section 5.03. Corporate and Governmental Authorization; Contravention. The execution and delivery by each Nordstrom Party, as applicable, of the Series Documents to which such Nordstrom Party is a party and the performance by each Nordstrom Party of its respective obligations thereunder are within its official powers, have been duly authorized by all necessary corporate or limited liability company action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the charter or by-laws of Nordstrom fsb, the limited liability company agreement of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Nordstrom Party or result in the creation or imposition of any Lien on the assets of such Nordstrom Party, other than pursuant to the Series Documents.

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Section 5.04.  Binding Effect.  Each Series Document to which a Nordstrom
Party is a party constitutes the legal, valid and binding obligation of such Nordstrom Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

Section 5.05. No Conflict. The execution and delivery of the Series Documents to which such Nordstrom Party is a party, the performance of the transactions contemplated by the Series Documents to which such Nordstrom Party is a party and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to such Nordstrom Party or any indenture, contract, agreement, mortgage, deed of trust or other material instrument to which such Nordstrom Party is a party or by which it or any of its properties are bound.

Section 5.06. No Proceedings. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of each Nordstrom Party, threatened, against or affecting such Nordstrom Party, as applicable, or any Affiliate of such Nordstrom Party or their respective properties, in or before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of any Series Document to which such Nordstrom Party is a party, (ii) seeking to prevent the issuance of the Series 2004-1 Notes or the consummation of any of the transactions contemplated by the Series 2004-1 Notes or any Series Document to which such Nordstrom Party is a party, (iii) seeking any determination or ruling that, individually or in the aggregate, in the reasonable judgment of such Nordstrom Party, would materially and adversely affect the performance by such Nordstrom Party of its obligations under the Series 2004-1 Notes or any Series Document to which such Nordstrom Party is a party or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Series 2004-1 Notes or any Series Document to which such Nordstrom Party is a party.

Section 5.07. Transferor Amount. As of the Closing Date and each Incremental Funding Date, the Transferor Interest is not less than the Minimum Transferor Interest and the aggregate amount of Principal Receivables is not less than the Required Minimum Principal Balance.

Section 5.08. No Pay Out Event. After giving effect to the (i) issuance of the Series 2004-1 Notes, and the acquisition by the Purchaser of the Series 2004-1 Notes, and (ii) occurrence of any Incremental Funding pursuant to
Section 2.03, no event shall have occurred and not been waived or be continuing and no condition shall exist which would constitute a Pay Out Event or Potential Pay Out Event.

Section 5.09. Accuracy of Information. Each document, book, record, report, exhibit, schedule or other information furnished or to be furnished at any time by each Nordstrom Party to the Purchaser for purposes of or in connection with this Agreement, the Indenture Supplement or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date such information is stated or certified.

Section 5.10. Taxes. Each Nordstrom Party has filed all tax returns (Federal, state and local) required to be filed by such Nordstrom Party and has paid or made adequate provision for

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the payment of all, taxes, assessments and other governmental charges relating to such Nordstrom Party.

Section 5.11. Use of Proceeds. No proceeds of the acquisition of the Series 2004-1 Notes or any Incremental Funding will be used by the Transferor to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934.

Section 5.12. Value. Nordstrom fsb has received or will receive reasonably equivalent value in return for the transfer of the Receivables and the other property transferred to the Transferor. The Transferor has received or will receive reasonably equivalent value in return for the transfer of the Receivables and other property transferred to the Issuer.

Section 5.13. ERISA. Each Nordstrom Party and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the PBGC on any of the Receivables.

Section 5.14. Place of Business. The principal executive offices of Nordstrom fsb are in Englewood, Colorado. Electronic records concerning the Receivables and related contracts are maintained by Nordstrom fsb's service provider located in Columbus, Georgia. The principal executive offices of the Transferor are in Englewood, Colorado.

Section 5.15. Investment Company. Neither the Transferor nor the Issuer is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940.

Section 5.16. No Liens. The sale, assignment and conveyance of the Series 2004-1 Notes and the consummation of the transactions contemplated herein will not result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of any Nordstrom Party or any of its Affiliates pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement (including this Agreement) or instrument to which such Nordstrom Party or any of its Affiliates is bound or to which any of its property or assets is subject.

Section 5.17. Authorization. The Transferor has directed the Issuer to issue the Series 2004-1 Notes.

Section 5.18. No Amendments. Since April 1, 2002, there have been no amendments (other than the amendments referred to herein), modifications or waivers of the terms of the Master Indenture or the Transfer and Servicing Agreement.

Section 5.19. No Claims. No Person that is party to the Master Indenture or Transfer and Servicing Agreement has any defenses, counterclaims or right of set-off with respect to either agreement.

Section 5.20. Agreements Enforced. Except as otherwise agreed by the parties thereto, each of the Master Indenture and the Transfer and Servicing Agreement have been strictly enforced in accordance with their terms by each party thereto.

Section 5.21. Series 2004-1 Notes. The Series 2004-1 Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Transfer and Servicing Agreement and the Indenture.

Section 5.22. Issuer Existence and Authorization. The Issuer is validly existing under the laws of the State of Delaware.

Section 5.23. Financial Condition of Nordstrom Parties. On the date hereof and on each Incremental Funding Date, neither Nordstrom Party is insolvent nor the subject of any insolvency proceeding.

                                  ARTICLE SIX

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby makes the following representations and warranties to the Transferor and Nordstrom fsb on which the Transferor and Nordstrom fsb shall rely in entering into this Agreement.

Section 6.01. Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with power and authority to own its properties and to transact the business in which it is now engaged.

Section 6.02. Authority, Etc. The Purchaser has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Neither the execution and delivery by the Purchaser of this Agreement nor the consummation by it of any of the transactions contemplated hereby, nor the fulfillment by it of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of the articles of incorporation or by-laws of the Purchaser or any Governmental Rule applicable to the Purchaser.

Section 6.03. Securities Act. The Series 2004-1 Notes purchased by the Purchaser pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and the Purchaser will not offer to sell or otherwise dispose of its interest in the Series 2004-1 Notes so acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable state securities laws. The Purchaser acknowledges that it has no right to require the Transferor or any other Person to register under the Securities Act or any state securities law the Series 2004-1 Notes to be acquired by the Purchaser pursuant to this Agreement.

     The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Series 2004-1 Notes and the Purchaser is able to bear the economic risk of such investment. The Purchaser has reviewed the Series Documents and has had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from the transferor and its representatives concerning the Transferor, the Issuer and the Series 2004-1 Notes. The Purchaser is an "accredited investor" as defined in Rule 501 of the Securities Act.

                                 ARTICLE SEVEN

                                    COVENANTS

Section 7.01. Affirmative Covenants of the Nordstrom Parties. So long as the Series 2004-1 Notes remain outstanding, each Nordstrom Party, as the case may be, hereby covenants, as to itself, as set forth below:

(a) Financial Reporting. Such Nordstrom Party will maintain a system of accounting established and administered in accordance with GAAP and Nordstrom fsb will furnish to the Purchaser, upon written its request:

     (i) Annual Reporting. Within 120 days after the close of each fiscal year of Nordstrom fsb, the most recent annual thrift financial report of Nordstrom fsb, certified by its president or any vice president.

     (ii) Quarterly Reporting. Within 60 days after the close of the first three quarterly periods of each fiscal year of Nordstrom fsb, the most recent quarterly call report of Nordstrom fsb, certified by its president or any vice president.

(b) Notice of Pay Out Events or Potential Pay Out Events. As soon as possible and in any event within two days after the occurrence of each Pay Out Event or each Potential Pay Out Event, a statement of the president or any vice president of such Nordstrom Party setting forth details of such Pay Out Event or Potential Pay Out Event and the action which such Nordstrom Party proposes to take with respect thereto.

(c) Change in Credit Card Guidelines and Debt Ratings. Within ten days after the date any material change in or material amendment to the Credit Card Guidelines occurs, a copy of the Credit Card Guidelines then in effect indicating such change or amendment; provided, however, if such change or amendment would be reasonably likely to materially and adversely affect the collectibility of the Receivables or generally decrease the credit quality of the Receivables overall, such change or amendment will be provided to the Purchaser at least 30 days in advance of such change or amendment and require the Purchaser's prior written consent thereto.

(d) Credit Card Guidelines. Within 90 days after the close of such Nordstrom Party's fiscal year, a complete copy of the Credit Card Guidelines then in effect.

(e) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which such Nordstrom Party or any ERISA Affiliate of such Nordstrom Party files under ERISA with the Internal Revenue Service, the PBGC or the United States Department of Labor or which such Nordstrom Party or any ERISA Affiliate of such Nordstrom Party receives from the Internal Revenue Service, the PBGC or the United States Department of Labor.

(f) Other Information. Such other information (including non-financial information) as the Purchaser may from time to time reasonably request with respect to the Transferor.

(g) Corporate Existence: Conduct of Business. The Transferor will preserve and maintain its existence as a limited liability company duly organized and existing under the laws of the State of Delaware. Nordstrom fsb will preserve and maintain its existence as a federal savings bank duly organized and existing under the laws of the United States. Each Nordstrom Party will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing under its jurisdiction of formation or organization, as applicable, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(h) Compliance with Laws. Each Nordstrom Party will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards applicable to it, its properties, the Accounts or any part thereof, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(i) Furnishing of Information and Inspection of Records. Each Nordstrom Party will furnish to the Purchaser, from time to time, such information with respect to the Receivables as the Purchaser may reasonably request, including listings identifying the Obligor and the outstanding balance for each Receivable. Each Nordstrom Party will at any time and from time to time during regular business hours, permit the Purchaser, or its agents or representatives, to (i) examine and make copies of and abstracts from all records and (ii) visit the offices and properties of such Nordstrom Party for the purpose of examining such Records, and to discuss matters relating to Receivables or such Nordstrom Party's performance hereunder and under the other Series Documents to which such Nordstrom Party is a party with any of the officers, directors, employees or independent public accountants of such Nordstrom Party having knowledge of such matters.

(j) Keeping of Records, and Books of Account. Nordstrom fsb will cause the Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Nordstrom fsb will cause the Servicer to give the Purchaser notice of any material change in the administrative and operating procedures of the Servicer referred to in the previous sentence.

(k) Transfer and Servicing Agreement. The Transferor will comply with the covenants set forth in Sections 2.07 and 2.08 of the Transfer and Servicing Agreement. The Servicer will comply with the covenants set forth in
Section 3.03 of the Transfer and Servicing Agreement.

(l) Notice of Adverse Claims. Each Nordstrom Party will advise the Purchaser promptly, in reasonable detail, (i) of any Lien asserted or a claim by a Person that is not an Obligor made against any of the Receivables, (ii) of the occurrence of any breach by such Nordstrom Party of any of its representations, warranties and covenants contained herein or in the Series Documents and (iii) of the occurrence of any other event which would have a material adverse effect on the Indenture Trustee's interest in the Receivables or the collectibility thereof.

(m) Protection of Interest in Receivables. Each Nordstrom Party shall execute (if applicable) and file such security interest continuation statements and any other documents reasonably requested by the Indenture Trustee or the Purchaser or which may be required by law to fully preserve and protect the interest of the Indenture Trustee in and to the Receivables.

(n) Notice of Judgments, Material Adverse Effects and Events of Default. Each Nordstrom Party will notify the Purchaser in writing of any of the following promptly upon learning of the occurrence thereof, describing the same, and if applicable, the steps being taken with respect thereto:

     (i) (A)(1) The entry of any judgment or decree against the Servicer if such judgment or decree exceeds $10,000,000 or the aggregate amount of all judgments and decrees then outstanding against the Servicer exceeds $50,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and
(B) the entry of any judgment or decree of the institution of any litigation, arbitration proceeding or governmental proceeding against Transferor or any of its Affiliates.

     (ii) The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

     (iii) The occurrence of a default or an event of default under any other financing arrangement to which such Nordstrom Party is a debtor or an obligor.

(o) Compliance with Credit Card Agreements and Credit Card Guidelines. Such Nordstrom Party will and cause any Account Originator to timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Credit Card Agreements related to the Receivables and (ii) comply in all respects with the Credit Card Guidelines in regard to each Receivable and the related Credit Card Agreement, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(p) Transfers of Receivables. With respect to the transfer of the Receivables, (i) from Nordstrom fsb to the Transferor under the Receivables Purchase Agreement and (ii) from the Transferor to the Issuer under the Transfer and Servicing Agreement, each such transfer shall be effected under, and in strict compliance with the terms of the applicable transfer agreement, including the terms relating to the amount and timing of payments to be made with respect to the purchase price for the related Receivables.

Section 7.02. Covenants. Each Nordstrom Party will duly observe and perform each of its covenants set forth in the other Series Documents.

Section 7.03. Negative Covenants of the Nordstrom Parties. So long as the Series 2004-1 Notes remain outstanding, each Nordstrom Party hereby covenants as to itself, as set forth below:

(a) Amendments. No Nordstrom Party will make, nor will it permit any Person to make, any amendment, modification or change to, or provide any waiver under any Series Document without the prior written consent of the Purchaser; provided, however, that no consent of the Purchaser will be required for any amendment to any Series Document if the Transferor shall have delivered an Officer's Certificate to the Purchaser stating that such proposed amendment will not, in such officer's good faith judgment, materially adversely affect the interest of any Series 2004-1 Noteholder.

(b) No Sales, Liens, Etc. Except (i) as otherwise provided herein, (ii) as contemplated in the Master Indenture (relating to the issuance of one or more Series) and (iii) as otherwise provided in the other Series Documents, such Nordstrom Party will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon (or the filing of any financing statement) or with respect to any of the Receivables.

(c) No Extension or Amendment of Receivables. Except as otherwise permitted by the Series Documents, the Servicer will not extend, amend or otherwise modify the terms of any Receivable.

(d) No Change in Business or Account Guidelines. Neither Nordstrom Party will make any change in the character of its business or in the Credit Card Guidelines, which change would, in either case, delay the timing of recognition of the charge-off or write-off of any delinquent or fraudulent Receivable or any Receivable with respect to which the related Obligor has declared bankruptcy, impair the collectibility of any Receivable or otherwise have a material adverse effect on the Indenture Trustee's interest in the Receivables, including any change which would have the effect of diminishing the creditworthiness of Obligors with respect to Additional Accounts or Supplemental Accounts.

(e) Change of Name, Etc. Neither Nordstrom Party will without providing 30 days' notice to the Purchaser and without filing such amendments to any previously filed financing statements as the Purchaser may require, change
(i) the location of its principal executive office or the location of the offices where the records relating to the accounts are kept or the jurisdiction of its organization or (ii) its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by such Nordstrom Party in accordance with the Series Documents seriously misleading within the meaning of Sections 9-506 and 9-507 of the UCC as in effect in the relevant UCC States or any applicable enactment of the UCC.

(f) ERISA Matters. Such Nordstrom Party will not (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 a the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that such Nordstrom Party or any ERISA Affiliate of such Nordstrom Party is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, or any ERISA Affiliate of such Nordstrom Party under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of such Nordstrom Party, in the aggregate, involve a payment of money) or an incurrence of liability by such Nordstrom Party or any ERISA Affiliate of such Nordstrom Party in an amount in excess of $100,000.

(g) Transfer of Transferor Interest. Except as permitted by the Series Documents, the Transferor shall not assign, transfer or otherwise convey to any Person other than NCI or an Affiliate of the Transferor any interest in the Transferor Interest.

                                ARTICLE EIGHT

                             ADDITIONAL COVENANTS

Section 8.01. Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Agreement.

Section 8.02. Expenses. Whether or not the Closing takes place, except as otherwise expressly provided herein or in the Fee Letter, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall (as between the Transferor and the Purchaser) be paid by the Transferor.

Section 8.03. Mutual Obligations. On and after the Closing, each party hereto will do, execute and perform, as applicable, all such other acts, deeds and documents as the other parties may from time to time reasonably require in order to carry out the intent of this Agreement.

Section 8.04. Restrictions on Transfer. The Purchaser agrees that it will comply with the restrictions on transfer of the Series 2004-1 Notes set forth in the Indenture and that it will resell the Series 2004-1 Notes only in compliance with such restrictions.

Section 8.05. Consents, Etc. The Purchaser agrees not to unreasonably withhold or delay its consent to any amendment or other matter requiring consent of the Series 2004-1 Noteholders under a provision of any Series Document to the extent that such provision specifies that such consent is not to be unreasonably withheld or delayed.
                                      22

                                  ARTICLE NINE

                                INDEMNIFICATION

Section 9.01. Indemnities by the Nordstrom Parties. Without limiting any other rights which the Purchaser may have hereunder or under applicable law,
(i) the Transferor hereby agrees to indemnify the Indemnified Parties from and against any and all Indemnified Amounts awarded against or incurred by any Indemnified Party in any action or proceeding between the Transferor and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Series Documents, the ownership or maintenance, either directly or indirectly, by the Purchaser of the Series 2004-1 Notes or any of the other transactions contemplated hereby or thereby, and (ii) Nordstrom fsb hereby agrees to indemnify each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them in any action or proceeding (including in its capacity as Servicer) between Nordstrom fsb and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Series Documents, the ownership or maintenance, either directly or indirectly, of the Series 2004-1 Notes or any of the other transactions contemplated hereby or thereby, excluding, in each case, (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts result from gross negligence or willful misconduct on the part of an Indemnified Party seeking indemnification or (b) Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Without limiting the generality of the foregoing, each Nordstrom Party shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

     (i) any representation or warranty made by any Nordstrom Party or any officer of such Person under or in connection with this Agreement, any other Series Document or any other information or report delivered by such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

     (ii) the failure by the Account Originator, Nordstrom fsb (including in its capacity as Servicer) or the Transferor to comply with any applicable law, rule or regulation with respect to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

     (iii) the failure to vest and maintain vested in the Indenture Trustee, on behalf of the Trust, a first priority perfected security interest in the Collateral free and clear of any Lien;

     (iv) any failure of the Account Originator, Nordstrom fsb (including in its capacity as Servicer) or the Transferor to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Series Document;

     (v) any products liability, personal injury or damage suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Receivable;

     (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

     (vii) the commingling of Collections of Receivables at any time with other funds;

     (viii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Series Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Funding, the ownership of the Series 2004-1 Notes or any other investigation, litigation or proceeding relating to the Account Originator, Nordstrom fsb (including in its capacity as Servicer) or the Transferor in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

     (ix) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

     (x) any failure of the Trust to acquire and maintain legal and equitable title to, and ownership of any Receivable free and clear of any Lien (other than as created under the Series Documents or created in connection with the issuance of any other Series) or any failure of the Transferor to give reasonably equivalent value to Nordstrom fsb under the Receivables Purchase Agreement in consideration of the transfer by Nordstrom fsb of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

     (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable with respect thereto, and the proceeds of any thereof, and

     (xii) any action or omission by the Account Originator, Nordstrom fsb (including in its capacity as Servicer) or the Transferor which reduces or impairs the Purchaser with respect to any Receivable or the value of any such Receivable.

Section 9.02. Procedure. In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a Third Party Claim, such Indemnified Party must notify the Applicable Indemnifying Party in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party Claim unless the Applicable Indemnifying Party shall have previously obtained actual knowledge thereof. Thereafter, the Indemnified Party shall deliver to the Applicable Indemnifying Party, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

Section 9.03. Defense of Claims. If a Third Party Claim is made against an Indemnified Party, (i) the Applicable Indemnifying Party will be entitled to participate in the defense thereof and, (ii) if it so chooses, to assume the defense thereof with counsel selected by the Applicable Indemnifying Party, provided that in connection with such assumption such counsel is not reasonably objected to by the Indemnified Party. Should the Applicable Indemnifying Party so elect to assume the defense of a Third Party Claim, the Applicable Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Applicable Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnified Party will (i) cooperate in all reasonable respects with the Applicable Indemnifying Party in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge such Third Party Claim without the Applicable Indemnifying Party's prior written consent, as the case may be. If the Applicable Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Applicable Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Applicable Indemnifying Party of such terms and the Applicable Indemnifying Party promptly reimburse the Indemnified Party upon written request. Anything contained in this Agreement to the contrary notwithstanding, neither Applicable Indemnifying Party shall be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party.

Section 9.04.  Indemnity for Taxes and Expenses.

(a) If after the date hereof, the adoption of any Governmental Rule or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Governmental Rule or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of Governmental Rule):

     (i) shall subject any Indemnified Party to any tax, duty, deduction or other charge with respect to the Receivables, the Series 2004-1 Notes, this Agreement or any other Series Document, or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect thereof (except for changes in the rate of general corporate, franchise, net income or other income tax (including by means of withholding) imposed on such Indemnified Party by the United States, the jurisdiction in which such Indemnified Party's principal executive office is located or any other jurisdiction in which the Indemnified Party would be subject to such tax even if the transactions contemplated by this Agreement had not occurred);

(ii) shall impose, modify or deem applicable any reserve, capital, special deposit or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Receivables, the Series 2004-1 Notes, this Agreement, the other Series Documents or payments of amounts due thereunder (including with respect to Eurocurrency liability reserves); or

(iii) imposes upon any Indemnified Party any other cost or expense (including reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing if such a contest is requested by the Applicable Indemnifying Party) with respect to the Receivables, the Series 2004-1 Notes, any Series Document or payments of amounts due hereunder or thereunder;

and the result of any of the foregoing is to increase the cost or reduce the payments to such Indemnified Party with respect to the Receivables, the Series 2004-1 Notes, this Agreement, the other Series Documents or payments of amounts due thereunder or the obligations thereunder or the funding of any purchases (including Incremental Fundings) with respect thereto by any Purchaser, by an amount deemed by such Indemnified Party to be material, then the Transferor agrees to pay such Indemnified Party, within ten days after demand by such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduced payments.

(b) Any Indemnified Party who makes a demand for payment of increased costs pursuant to Section 9.04(a) shall promptly deliver to the Transferor a certificate setting forth in reasonable detail the computation of such increased costs and specifying the basis therefor. In the absence of manifest error, such Note shall be conclusive and binding for all purposes. Each Indemnified Party shall use reasonable efforts to mitigate the effect upon the Transferor of any such increased costs; provided, it shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

(c) No Indemnified Party shall be permitted to recover any additional or increased cost described in this Section on a retroactive basis for a period of time that is morn than 90 days prior to the delivery of a notice to the Transferor that such additional or increased cost has commenced accruing or been incurred.

Section 9.05.  Costs, Expenses and Taxes.

(a)     The Transferor shall be obligated to pay on demand to the Purchaser
(i) all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, the other documents to be delivered hereunder or in connection herewith and any requested amendments, waivers or consents or examination or visit by the Purchaser pursuant to Section 7.01(i), including the reasonable fees and out-of-pocket expenses of counsel for the Purchaser, with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement and the other documents delivered hereunder or in connection herewith and (ii) all costs and expenses, if any, in connection with the enforcement of this Agreement and the other documents delivered hereunder or in connection herewith.

(b) In addition, the Transferor shall be obligated to pay on demand any and all stamp's and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement, the Series 2004-1 Notes or the other documents and agreements to be delivered hereunder and agrees to hold the Purchaser harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                                  ARTICLE TEN

                                 MISCELLANEOUS

Section 10.01. Waivers and Amendments. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and signed by the parties hereto.

Section 10.02. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, cabled or delivered, as to each party hereto, at its address set forth in Schedule I or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when mailed, telecopied, telegraphed or cabled, be effective when deposited in the mails, confirmed by telephone, delivered to the telegraph company or delivered to the cable company, respectively.

Section 10.03.  Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the Transferor, Nordstrom fsb and the Purchaser (including any subsequent holders of the Series 2004-1 Notes); provided, however, that the Transferor shall not have the right to assign its rights hereunder or any interest herein (by operation of law or otherwise) without the prior written consent of the Purchaser. The Purchaser agrees that it shall not transfer the Series 2004-1 Notes without the Transferor's consent.

(b) With the consent of the Transferor, the Purchaser may assign all or a portion of its rights and obligations under this Agreement to any financial or other institution acceptable to the Purchaser and the Transferor. The parties to each such assignment shall execute and deliver an Assignment and Acceptance to the Purchaser.

(c) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms and shall remain in full force and effect until such time as all amounts payable with respect to the Series 2004-1 Notes shall have been paid in full.

Section 10.04. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.05. No Proceedings. The Purchaser agrees that it shall not at any time file, or join in the filing of, a petition against the Issuer under the Federal Bankruptcy Code or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Issuer.

Section 10.06. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 10.07. No Recourse. The obligations of the Purchaser under this Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by the Purchaser or any officer thereof are solely the corporate obligations of the Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or Series 2004-1 Note executed and delivered or issued by the Purchaser or any officer thereof in connection therewith, against any stockholder, employee, officer, director or incorporator of such Purchaser.

Section 10.08. Limited Recourse. The obligations of the Transferor and Nordstrom fsb under this Agreement are solely the official obligations of each of the Transferor and Nordstrom fsb. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Transferor, Nordstrom fsb or any officer thereof in connection therewith, against any stockholder, employee, officer or director of the Transferor or Nordstrom fsb.

Section 10.09. Survival. All representations, warranties, covenants and guaranties contained in this Agreement, including Sections 10.05, 10.07 and 10.08, and in any document, Note or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Series 2004-1 Notes.

Section 10.10. Tax Characterization. Each party to this Agreement (i) acknowledges and agrees that it is the intent of the parties to this Agreement that, for federal, state and local income and franchise tax purposes only, the Series 2004-1 Notes will be treated as evidence of indebtedness secured by the Receivables and proceeds thereof and the Issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (ii) agrees to treat the Series 2004-1 Notes for federal, state and local income and franchise tax purposes as indebtedness and (iii) agrees that the provisions of this Agreement and all other Series Documents shall be construed to further these intentions of the parties.

Section 10.11. Nonpetition Covenant. The Purchaser, by entering into this Agreement hereby covenants and agrees that it will not at any time institute against the Transferor or the Issuer, or join in instituting against the Transferor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under the Federal Bankruptcy Code or any or state bankruptcy or similar law.

Section 10.12. Notice to Rating Agencies. The Transferor shall provide the Rating Agencies at least ten days prior written notice of any amendment to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          NORDSTROM CREDIT CARD
                                          RECEIVABLES LLC,
                                          as Transferor

                                          By:   /s/ Marc A. Anacker
                                                -------------------------
                                          Name: Marc A. Anacker
                                          Title:Treasurer


                                          NORDSTROM fsb,
                                          as Servicer
                                          By:   /s/ Denny D. Dumler
                                                -------------------------
                                          Name: Denny D. Dumler
                                          Title:President


                                          NORDSTROM CREDIT, INC.
                                          as Purchaser
                                          By:   /s/ Kevin T. Knight
                                                -------------------------
                                          Name: Kevin T. Knight
                                          Title:President

                                  SCHEDULE I

                            Addresses for Notices

If to:

     Transferor:      Nordstrom Credit Card Receivables LLC
                      13531 E. Caley Avenue
                      Englewood, Colorado  80111
                      Attention:  Legal Department
                      Facsimile No.:  (303) 397-4767

     Servicer:        Nordstrom fsb
                      13531 E. Caley Avenue
                      Englewood, Colorado  80111
                      Attention:  Legal Department
                      Facsimile No.:  (303) 397-4767

     Purchaser:       Nordstrom Credit, Inc.
                      13531 E. Caley Avenue
                      Englewood, Colorado  80111
                      Attention:  Legal Department
                      Facsimile No.:  (303) 397-4767



                                     S-1